                                                                     EXHIBIT 4.9

                          [FORM OF FACE OF SECURITY]
PBNY_PS1
         FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO THE SECRETARY OF THE COMPANY AT (804) 730-4000.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION, REDEMPTION OR REPURCHASE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, REDEMPTION OR REPURCHASE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) TO AN INSTITUTION THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE SECURITIES OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION, REDEMPTION OR REPURCHASE THEREOF.

         THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION, REDEMPTION OR REPURCHASE AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY OR ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                                AMF BOWLING, INC.

                   ZERO COUPON CONVERTIBLE DEBENTURE DUE 2018

No. _________

Issue Date:  May 12, 1998                     Original Issue Discount:  $743.43
Issue Price: $252.57                          (for each $1,000 Principal Amount)
(for each $1,000 Principal Amount)            CUSIP:

         AMF Bowling, Inc., a Delaware corporation, promises to pay to
or registered assigns, on May 12, 2018 [the Principal Amount of    Dollars
($    )].
         This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible and subject to repurchase or redemption as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, AMF Bowling, Inc. has caused this instrument to be duly executed under its corporate seal.


                                                    AMF Bowling, Inc.


                                                    By:
                                                       -----------------------
                                                       Name:
                                                       Title:


Attest:


By:
   ----------------------
   Name:
   Title:


[SEAL]


Dated: ______________



TRUSTEE'S CERTIFICATE OF AUTHENTICATION


THE BANK OF NEW YORK
as Trustee, certifies that this
is one of the Securities referred
to in the within-mentioned Indenture.


By:
   -------------------------
     Authorized Signatory

                      [FORM OF REVERSE SIDE OF SECURITY]

                                AMF BOWLING, INC.

                   ZERO COUPON CONVERTIBLE DEBENTURE DUE 2018

1.       INTEREST

         This Security shall not bear interest, except that if any amount payable hereunder is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change of Control Redemption Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security, or otherwise), then in each such case the overdue amount shall bear interest at the rate of 7% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall, in the case of any late payment of the Principal Amount, Purchase Price or Change of Control Redemption Price, be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

         The Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security) in the period during which a Security remains outstanding, shall accrue at 7% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on May 12, 1998.

2.       METHOD OF PAYMENT

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the Persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date or Repurchase Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.       PAYING AGENT, CONVERSION AGENT AND REGISTRAR

         Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       INDENTURE

         The Company issued the Securities under an Indenture (the "Indenture"), dated as of May 12, 1998, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $1,125,000,000 aggregate Principal Amount (except as provided in Sections
2.02 and 2.07 of the Indenture). The Indenture does not limit the incurrence of other indebtedness of the Company, secured or unsecured.

5.       REDEMPTION AT THE OPTION OF THE COMPANY

         No sinking fund is provided for the Securities. Subject to the terms and conditions of the Indenture, the Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to May 12, 2003.

         The "Redemption Price" of any Security shall be equal to the Issue Price of such Security plus accrued Original Issue Discount, interest, if any, and Liquidated Damages, if any, thereon to the date of redemption. The table below shows the Redemption Price of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.


REDEMPTION DATE
                               (1)                   (2)                      (3)
                             SECURITY          ACCRUED ORIGINAL            REDEMPTION
                            ISSUE PRICE        ISSUE DISCOUNT AT             PRICE
                                                      7%                   (1) + (2)
May 12, 2003 ..              $  252.57              $  103.71              $  356.28
May 12, 2004 ..                 252.57                 129.08                 381.65
May 12, 2005 ..                 252.57                 156.27                 408.84
May 12, 2006 ..                 252.57                 185.39                 437.96
May 12, 2007 ..                 252.57                 216.58                 469.15
May 12, 2008 ..                 252.57                 250.00                 502.57
May 12, 2009 ..                 252.57                 285.79                 538.36
May 12, 2010 ..                 252.57                 324.14                 576.71
May 12, 2011 ..                 252.57                 365.21                 617.78
May 12, 2012 ..                 252.57                 409.21                 661.78
May 12, 2013 ..                 252.57                 456.35                 708.92
May 12, 2014 ..                 252.57                 506.84                 759.41
May 12, 2015 ..                 252.57                 560.93                 813.50
May 12, 2016 ..                 252.57                 618.87                 871.44
May 12, 2017 ..                 252.57                 680.94                 933.51
Stated Maturity ..              252.57                 747.43               1,000.00

6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; REDEMPTION AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

                  (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at a Purchase Price equal to the Issue Price of such Security plus accrued Original Issue Discount, interest, if any, and Liquidated Damages, if any, thereon to the date of purchase, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

                PURCHASE DATE              PURCHASE PRICE
                May 12, 2003                         $356.28
                May 12, 2008                         $502.57
                May 12, 2013                         $708.92

Securities in denominations larger than $1,000 of Principal Amount may be required by the Holder to be purchased in part, but only in integral multiples of $1,000 of Principal Amount.

                  (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to redeem the Securities held by such Holder 45 days after the date of the Company's notice of a Change of Control occurring on or prior to May 12, 2018 for a Change of Control Redemption Price per $1,000 Principal Amount equal to the Issue Price plus accrued Original Issue Discount, interest, if any, and Liquidated Damages, if any, to the Repurchase Date. Securities in denominations larger than $1,000 of Principal Amount may be required by the Holder to be redeemed in part in connection with a Change of Control, but only in integral multiples of $1,000 of Principal Amount.

                  (c) Holders have the right to withdraw any Purchase Notice or Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  (d) If the Paying Agent holds, in accordance with the Indenture, on the Business Day following a Purchase Date or a Repurchase Date money or securities, if permitted hereunder and under the Indenture, sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive such payment).

7.       NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

         Notice of redemption at the option of the Company will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities at the Holder's registered address. If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date money sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and the Holders thereof shall have no other rights as such (other than the right to receive such payment); provided that notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.       CONVERSION

         Subject to the next two succeeding sentences and the terms and conditions of the Indenture, a Holder of a Security may convert this Security for Common Stock of the Company at any time prior to the close of business on May 12, 2018. If this Security is called for redemption, the Holder may convert it at any time before the close of business on the applicable Redemption Date unless the Company defaults in the payment of the Redemption Price. A Security in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Security pursuant to Section 3.08 of the

Indenture or to repurchase such Security in the event of a Change of Control pursuant to Section 3.09 of the Indenture may be converted only if the notice of such exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 8.6734 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events specified in Section
10.06 of the Indenture. The Company will deliver Cash in lieu of any fractional share of Common Stock as provided in the Indenture.

         To convert this Security a Holder must (1) complete and manually sign the conversion notice on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of this Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of this Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Security being converted pursuant to the terms hereof.

9.       CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Trading Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them for Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

10.      REGISTRATION RIGHTS

         The Holder of this Security and the Common Stock issuable upon conversion, redemption or repurchase thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of May 12, 1998, among the Company, the Designated Subsidiaries named therein and the Initial Purchasers.

11.      DENOMINATIONS; TRANSFER; EXCHANGE

         The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or convert Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

12.      PERSONS DEEMED OWNERS

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.      UNCLAIMED MONEY OR SECURITIES

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company.

14.      AMENDMENT; WAIVER

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article V or Section 10.12 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

15.      DEFAULTS AND REMEDIES

         If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts due under this Security) if it determines that withholding notice is in their interests.

16.      TRUSTEE DEALINGS WITH THE COMPANY

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      NO RECOURSE AGAINST OTHERS

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      AUTHENTICATION

         This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.      ABBREVIATIONS

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      GOVERNING LAW

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                            FORM OF CONVERSION NOTICE

To: AMF Bowling, Inc.

         The undersigned registered holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $ 1,000 Principal Amount or an integral multiple thereof) below designated, for shares of Common Stock of AMF Bowling, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted Principal Amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay any documentary, stamp or similar issue or transfer taxes payable with respect thereto.

Dated:

                                                  ------------------------------

                                                  ------------------------------
                                                            Signature (s)


Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of the registered holder:

--------------------------------------
(Name)

--------------------------------------
(Street Address)

--------------------------------------
(City, state and zip code)

Please print name and address

                                          Principal amount to be converted (if
                                          less than all):

                                               $
                                                ----------

                                               ---------------------------------
                                               Social Security or Other Taxpayer
                                               Identification Number

                      FORM OF ELECTION OF HOLDER TO REQUIRE
                       REDEMPTION UPON A CHANGE OF CONTROL

To: The Bank of New York

         The undersigned registered holder of this Security hereby acknowledges receipt of a notice from AMF Bowling, Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 Principal Amount or an integral multiple thereof) below designated, as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 6(b) of this Security and in the Indenture the Indenture referred to in this Security.

         The undersigned hereby directs the Company to pay _______________________________ an amount in Cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to the Issue Price plus accrued Original Issue Discount and interest, if any, and Liquidated Damages, if any, to the Repurchase Date (the "Change of Control Redemption Price"), as provided in the Indenture; provided that if the Company elects to pay any portion of the Change of Control Redemption Price in Common Stock but such portion will ultimately be payable in Cash, pursuant to Section 3.09(d) or (e) of the Indenture, then the undersigned elects (check one):

         ( )      to withdraw this notice with respect to the following
                  Securities:

                  Principal Amount:

                  Certificate numbers:

         ( ) to receive Cash in respect of the entire Change of Control Redemption Price with respect to the Securities that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive Cash in respect of the entire Change of Control Redemption Price for all Securities subject to this notice.

Dated:
       ----------

--------------------------------

                                              ----------------------------------
                                                         Signature (s)

                                              Security certificate number:

                                              Principal Amount to be redeemed
                                              (if less than all): $
                                                                   -------------

                                              Remaining Principal Amount after
                                              redemption: $
                                                           ----------------

                                              ---------------------------------
                                              Social Security or Other Taxpayer
                                              Identification Number

                  SCHEDULE FOR ENDORSEMENTS ON GLOBAL SECURITY
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT

                                   Schedule A

 Principal Amount of Global Security: $           , reduced as set forth below.

                 Changes to Principal Amount of Global Security

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================
     DATE           PRINCIPAL AMOUNT OF SECURITIES BY WHICH         REMAINING PRINCIPAL AMOUNT       NOTATION MADE
                    THIS GLOBAL SECURITY IS TO BE REDUCED,            OF THIS GLOBAL SECURITY             BY
                           AND REASON FOR REDUCTION
--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================

--------------- -- ------------------------------------------ ----- ---------------------------- -- ================